Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-121005 and No. 333-144208) on Forms S-8 of Simtek Corporation of our report dated March 24, 2008 relating to our audits of the consolidated financial statements, which appear in this Annual Report on Form 10-K of Simtek Corporation for the years ended December 31, 2007 and 2006.

/s/Hein & Associates LLP

HEIN & ASSOCIATES LLP

Denver, Colorado

March 24, 2008